Exhibit 15.1: Awareness Letter of PricewaterhouseCoopers Auditores Independentes

To

Petróleo Brasileiro S.A.- Petrobras

We are aware that our report dated October 25, 2013 on our review of interim financial information of Petróleo Brasileiro S.A. - Petrobras, for the nine month periods ended September 30, 2013 and September 30, 2012 and included in the Company's quarterly report on Form 6-K for the quarter ended September 30, 2013 is incorporated by reference in its Registration Statement on Form F-3 dated August 29, 2012.

Rio de Janeiro - Brazil

December 13, 2013

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